Exhibit 4.4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ARIZONA PUBLIC SERVICE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ARIZONA PUBLIC SERVICE COMPANY

6.25% Note due 2056

No.	$
	CUSIP No.	040555 DL5

Arizona Public Service Company, a corporation duly organized and existing under the laws of the State of Arizona (the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ____________ Dollars ($____________) on August 15, 2056, and to pay interest thereon and on any overdue interest from March 12, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2027, at the rate of 6.25% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be (i) the Business Day immediately preceding the relevant Interest Payment Date so long as all of the Securities of this series remain in book-entry only form or (ii) the fifteenth calendar day immediately preceding the relevant Interest Payment Date (whether or not a Business Day) if any of the Securities of this series do not remain in book-entry only form. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose through the corporate trust office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by wire transfer to any Holder or by deposit to the account of the Holder of any such Securities if such account is maintained with the Trustee, in each case according to the written instructions given by such Holder on or prior to the applicable record date to the Trustee, which written instructions shall remain in effect until revised by such Holder by an instrument in writing delivered to the Trustee.

Reference is hereby made to the further provisions of this Security set forth following the Company’s signature hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to following the Company’s signature hereto by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

ARIZONA PUBLIC SERVICE COMPANY

By
Chris R. Bauer
Vice President and Treasurer

Attest:

Shirley A. Baum
Senior Vice President, General Counsel and Corporate Secretary

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 15, 1998 (such instrument as originally executed and delivered and as supplemented or amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a description of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

Prior to February 15, 2056 (the “Par Call Date”), the Company may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series to be redeemed discounted to the Redemption Date (assuming the Securities of this series to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points, less (b) interest accrued to the Redemption Date; and

(2) 100% of the principal amount of the Securities of this series to be redeemed;

plus, in either case, accrued and unpaid interest, if any, thereon to, but not including, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed, plus accrued and unpaid interest, if any, thereon to, but not including, the Redemption Date. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to the Trustee and each holder of Securities of this series to be redeemed.

If less than all of the Securities of this series are to be redeemed and (i) the Securities of this series are in global form, the interests in the Securities of this series to be redeemed shall be selected for redemption by The Depository Trust Company (“DTC”) in accordance with DTC’s standard procedures therefor, or (ii) the Securities of this series are in definitive form, the Securities of this series to be redeemed shall be selected by lot. No Securities of this series of a principal amount of $2,000 or less will be redeemed in part. If any Security of this series is to be redeemed in part only, the notice of redemption that relates to the Security of this series will state the portion of the principal amount of the Security of this series to be redeemed. A new Security of this series in a principal amount equal to the unredeemed portion of the Security of this series will be issued in the name of the holder of the Security of this series upon surrender for cancellation of the original Security of this series. For so long as the Securities of this series are held by DTC (or another Depositary), the redemption of the Securities of this series shall be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

Notwithstanding the foregoing, installments of interest on Securities of this series that are due and payable on Interest Payment Dates falling on or prior to the Redemption Date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant record date according to the Securities of this series and the Indenture. The Trustee shall have no obligation to calculate the Redemption Price.

Notwithstanding Section 1104 of the Indenture, any notice of redemption given pursuant to said Section with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

As used herein:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

If a Tax Credit Event (as defined below) occurs, the Company may redeem the Securities of this series, at its option, in whole but not in part, at a Redemption Price equal to 101% of the principal amount of the Securities of this series, plus accrued and unpaid interest, if any, thereon to, but not including, the Redemption Date. A notice of redemption of the Securities of this series upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Securities of this series were issued and (b) six months from the date of issuance of the Securities of this series and (ii) shall be accompanied by an Officers’ Certificate of the Company stating that a Tax Credit Event has occurred.

The consummation of a redemption upon a Tax Credit Event may be subject to the Trustee’s receipt of the required redemption moneys on or before the Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Trustee on or before such date).

A “Tax Credit Event” occurs with respect to the Securities of this series if, in the Company’s reasonable determination, there exists a material risk, due to the Securities of this series (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities”, as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

The Securities of this series will not be subject to any sinking fund.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security and certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

The Indenture contains provisions limiting the Company’s ability to issue, assume, guarantee or permit to exist any Debt secured by any mortgage, security interest, pledge or lien upon any of its Operating Property, subject to the exceptions and qualifications set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee without the consent of such Holders in certain circumstances, or with the consent of the Holders of not less than 66-2/3% in principal amount of the affected Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the affected Securities at the time Outstanding, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy under the Indenture, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: August 13, 2026

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Trustee

By
Authorized Officer